Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Mirion Technologies, Inc. of our report dated September 3, 2021 relating to the financial statements of Mirion Technologies (TopCo), Ltd., appearing in Registration Statement No. 333-260528 on Form S-1 of Mirion Technologies, Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Atlanta, Georgia

December 27, 2021